SIFI (to be determined) Capital Conservation Buffer (2.5%) Regulatory Minimum (4.5%) Transition provisions under the proposed U.S. Basel 3 rules require a 3.5% minimum Tier 1 common capital ratio in 2013, increasing 50bps annually to 4.5% in 2015 A Capital Conservation Buffer of 62.5bps is introduced in 2016, increasing 62.5bps annually through 2019. By 2019, the effective minimum Tier 1 common capital ratio will be 7.0% Systemically Important Financial Institutions are required to hold additional capital. International and U.S. regulators have not yet provided guidance on how the SIFI buffer will be determined Basel 3 Update ____________________ 1 For important presentation information, see slide 3 of Exhibit 99.4. • BAC’s estimated Tier 1 common capital ratio (Basel 3) at 6/30/12 is 8.10% on a fully phased-in basis 1 – Tier 1 common capital estimated at $126.8B – Risk-weighted assets are estimated to be $1.566T – 8.10% assumes final U.S. Market Risk rules and BIS Basel 3 guidelines

Funding and Liquidity • Long-term debt down $53B while overall Global Excess Liquidity Sources declined only $28B – Long-term debt 2Q12 activity  $34B parent company maturities including $24B related to the Temporary Liquidity Guarantee Program All TLGP debt has been repaid  $5.5B liability management actions primarily consist of parent redemptions of TRUPs and subordinated debt Generated gains of $505MM Net interest income savings of $100MM in 2012 and $180MM in 2013  Approximately $14B other net reductions, primarily bank maturities – Global Excess Liquidity Sources activity  Parent company liquidity remains strong at $111B  Time to required funding at 37 months; highest in company history Global Excess Liquidity Sources ($B) and Time to Required Funding (months) 1, 2 1 Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non- U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or broker/dealer subsidiaries are subject to certain regulatory restrictions. 2 Time to required funding is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of both Bank of America Corporation and Merrill Lynch & Co., Inc. can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. For 2Q11 through 2Q12, we have included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for the previously announced BNY Mellon settlement. We have also included the previously announced subordinated debt and trust preferred calls of $4.6B that are to settle in July 2012. 3 Parent company maturities include obligations of both Bank of America Corporation and Merrill Lynch & Co., Inc. $402 $363 $378 $406 $378 22 27 29 31 37 20 25 30 35 40 45 $0 $100 $200 $300 $400 $500 2Q11 3Q11 4Q11 1Q12 2Q12 Parent company Bank subsidiaries Broker/dealers Time to Required Funding Long-term Debt ($B) $427 $399 $372 $355 $302 $0 $100 $200 $300 $400 $500 2Q11 3Q11 4Q11 1Q12 2Q12

Legacy Assets & Servicing (within CRES) [1]

Legacy Assets & Servicing Highlights

	2Q12	Inc / (Dec) 1Q12	Inc / (Dec) 2Q11
First-lien servicing (# of loans in thousands)	8,434	(422)	(1,886)
60+ days delinquent first mortgages in servicing portfolio (# of loans in thousands)	1,062	(27)	(214)
Noninterest expense ($B)	$2.8	($0.3)	($4.6)
Noninterest expense, excluding litigation expense ($B) [2]	$2.6	($0.1)	($2.8)
Full-time equivalent employees (in thousands)	42.2	0.3	7.0

- 60+ days delinquent loans serviced declined to 1,062K
  - 15K servicing transfers scheduled for 2Q12 were delayed until 3Q12
  - Pace of decline slowed in 2Q12 due to Department of Justice settlement mandated foreclosure holds
- Legacy Assets & Servicing noninterest expense of $2.6B, excluding litigation expense, decreased compared to 1Q12 due to lower mortgage-related assessments, waivers and other similar costs associated with foreclosure delays, partially offset by higher default-related personnel expense. Noninterest expense in 2Q11 included $2.6B of goodwill impairment.
- Staffing levels showed signs of stabilization during 2Q

[1] Effective January 1, 2012, servicing activities previously recorded in Home Loans were moved to Legacy Assets & Servicing, and results of MSR activities, including net hedge results, and goodwill were moved from Other to Legacy Assets & Servicing.

[2] Excludes litigation expense of $131MM, $290MM and $1.9B in 2Q12, 1Q12 and 2Q11, respectively.

Representations and Warranties [1]

Liability for Representations and Warranties ($MM)

	2Q11	3Q11	4Q11	1Q12	2Q12
Beginning Balance	$6,220	$17,780	$16,271	$15,858	$15,746
Additions for new sales	3	3	7	5	7
Provision	14,037	278	263	282	395
Charge-offs	(2,480)	(1,790)	(683)	(399)	(205)
Ending Balance	$17,780	$16,271	$15,858	$15,746	$15,943

Outstanding Claims by Counterparty ($MM)

	2Q11	3Q11	4Q11	1Q12	2Q12
GSEs	$5,081	$4,721	$6,258	$8,103	$10,974
Private	1,782	2,229	3,267	4,855	8,603
Monolines	3,052	3,058	3,082	3,136	3,128
Total	$9,915	$10,008	$12,607	$16,094	$22,705

- FNMA's repurchase requests, standards for rescission of repurchase requests and resolution processes continue to be inconsistent with their own past conduct and our interpretation of our contractual obligations. These developments have resulted in an increase in claims outstanding from the GSEs. (We remain in disagreement with FNMA over claims submitted.)
  - At June 30, 2012, $7.9B of the outstanding claims submitted by GSEs relate to loans on which the borrowers have made at least 25 payments compared to $3.7B at December 31, 2011
  - Due to the significant uncertainty related to our continued differences with the GSEs concerning each party's interpretation of the requirements of the governing contracts, it is not possible to reasonably estimate the outcome or range of possible loss may be. Refer to pages 46 and 47 of Bank of America's March 31, 2012 10Q on file with SEC for additional disclosures.
- Increases in private-label new claims are primarily related to repurchase requests received from trustees on private-label securitization transactions not included in the BNY Mellon settlement, including claims related to third-party sponsored securitizations that include monoline insurance
  - Estimated range of possible loss related to non-GSE representations and warranties exposure of up to $5B over existing accruals at June 30, 2012

[1] In addition to the claims in these tables, we have received repurchase demands from private-label securitization investors and a master servicer where we believe the claimant has not satisfied the contractual thresholds to direct the securitization trustee to take action and/or that these demands are otherwise procedurally or substantively invalid. The amounts outstanding of total demands were $3.1B as of both June 30, 2012 and March 31, 2012 and $1.7B as of December 31, 2011, September 30, 2011, and June 30, 2011. $1.7B of these demands relate to loans underlying securitizations included in the settlement with BNY Mellon, as trustee. A claimant has filed litigation against us relating to $1.4B of such demands. If the BNY Mellon settlement is approved by the court, demands related to loans underlying securitizations included in the settlement with BNY Mellon, as trustee will be resolved by the settlement.

Representations and Warranties Exposure (2004-2008 vintages)

Representations and Warranties Exposure Status as of June 30, 2012 ($B)

Counterparty	(2004-2008) Originations Original Balance	(2004-2008) Originations Outstanding Balance	Have Paid	Reserves Established [1]	Commentary [1]
GSE - FHLMC (CFC)	$196	$79			FHLMC Agreement [2]
GSE All Other	922	320			Reserves established [2]
Second-lien monoline	81	13			Agreement with Assured and part of RPL Subsequent to 6/30/12, agreement signed with Syncora
Whole loans sold	55	14			Reserves established
Private label (CFC issued)	409	143			BNY Mellon settlement pending court approval
Private label (non CFC bank issued)	242	59			Reserves established; Included in non-GSE RPL
Private label (3rd party issued)	176	60			Reserves established; Included in non-GSE RPL
	$2,081	$688	$13.6	$15.9	

- Does not include litigation reserves established
- Estimated Range of Possible Loss (RPL) above accruals up to $5B for non-GSE exposures at June 30, 2012
- Exposures identified above relate to repurchase claims associated with purported representations and warranties breaches in RMBS transactions. They do not include any exposures associated with related litigation matters, nor do they include any separate foreclosure costs and related costs and assessments, or any possible losses related to potential claims for breaches of performance of servicing obligations, potential securities law or fraud claims, potential indemnity or other claims against us, including claims related to loans guaranteed by the FHA, which could be material

[1] Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, and consumer and counterparty behavior, and a variety of judgmental factors.

[2] Refer to pages 46 and 47 of Bank of America's March 31, 2012 10Q on file with SEC for additional disclosures.

Representations and Warranties New Claim Trends [1]

$ in millions	2Q11	3Q11	4Q11	1Q12	2Q12	Mix [2]
Pre 2005	$214	$95	$77	$86	$117	*2%*
2005	441	668	751	516	619	*12%*
2006	780	925	1,400	2,302	3,768	*38%*
2007	1,784	1,493	2,168	1,382	2,752	*36%*
2008	398	451	331	264	412	*7%*
Post 2008	162	164	126	193	545	*5%*
New Claims	$3,779	$3,796	$4,853	$4,743	$8,213	
% GSEs	*89%*	*86%*	*68%*	*63%*	*53%*	
Rescinded claims	$3,822	$1,499	$1,211	$773	$876	
Approved repurchases	2,028	2,255	1,170	480	704	
Outstanding claims	9,915	10,009	12,607	16,094	22,705	

[1] In addition to the claims in these tables, we have received repurchase demands from private-label securitization investors and a master servicer where we believe the claimant has not satisfied the contractual thresholds to direct the securitization trustee to take action and/or that these demands are otherwise procedurally or substantively invalid. The amounts outstanding of total demands were $3.1B as of both June 30, 2012 and March 31, 2012 and $1.7B as of December 31, 2011, September 30, 2011, and June 30, 2011. $1.7B of these demands relate to loans underlying securitizations included in the settlement with BNY Mellon, as trustee. A claimant has filed litigation against us relating to $1.4B of such demands. If the BNY Mellon settlement is approved by the court, demands related to loans underlying securitizations included in the settlement with BNY Mellon, as trustee will be resolved by the settlement.

[2] Mix for new claims trend is calculated based on last four quarters.